Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                           Inception: May 1,1996
--------------------------------------------------------------------------------
Small Cap Growth Fund
John Hancock Advisers, LLC                                   A. Pandit/T. Norton
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 27.88% underperforming its benchmark, the
     Russell 2000 Growth Index.

..    The Fund underperformed its benchmark primarily due to unfavorable stock selection, while sector allocation decisions also detracted. Stock selection in the information technology sector was the biggest detractor, followed by the health care sector. The overweight to energy was the biggest detractor, followed by an underweight to information technology.

..    The Fund's exposure to information technology was the largest contributor to absolute performance. The biggest detractor to absolute returns was the Fund's exposure to the consumer staples sector, with all other sectors having positive absolute returns.

..    The top and bottom contributors came from a variety of sectors. The biggest contributors to performance were Engineered Support, Pharmaceutical Research, Inc., and Lexar Media, Inc. The main detractors included Borland Software and Triton Pcs Holdings.

..    The portfolio was on average overweight the consumer discretionary sector, while underweight in the financials sector.

..    The manager employs bottom-up, fundamental research to identify companies with rapid earnings growth combined with a dominant market niche and high quality management. The Fund's sector allocations are broadly diversified but are primarily driven by stock selection.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 5/1/96
(Fund Inception Date)

             Small Cap Growth Fund   Russell 2000(R) Growth Index
             ---------------------   ----------------------------
 5/01/1996         $10,000.00                 $10,000.00
 5/31/1996          10,599.17                  10,513.00
 6/30/1996          10,294.35                   9,829.66
 7/31/1996           9,480.13                   8,629.45
 8/31/1996          10,298.31                   9,268.03
 9/30/1996          11,150.77                   9,745.34
10/31/1996          10,169.74                   9,325.31
11/30/1996           9,976.02                   9,584.56
12/31/1996           9,950.35                   9,771.46
 1/31/1997          10,302.13                  10,015.74
 2/28/1997           9,637.66                   9,410.79
 3/31/1997           8,962.47                   8,746.39
 4/30/1997           8,762.88                   8,644.93
 5/31/1997           9,780.55                   9,944.26
 6/30/1997          10,513.55                  10,281.38
 7/31/1997          11,205.43                  10,807.78
 8/31/1997          11,571.21                  11,132.02
 9/30/1997          12,817.44                  12,020.35
10/31/1997          11,834.46                  11,297.93
11/30/1997          11,387.43                  11,029.04
12/31/1997          11,369.73                  11,035.65
 1/31/1998          11,170.39                  10,888.88
 2/28/1998          12,061.95                  11,850.37
 3/31/1998          12,788.45                  12,348.08
 4/30/1998          12,730.11                  12,423.41
 5/31/1998          11,855.75                  11,520.22
 6/30/1998          12,365.90                  11,637.73
 7/31/1998          11,536.94                  10,665.98
 8/31/1998           8,965.63                   8,204.27
 9/30/1998           9,700.92                   9,036.19
10/31/1998          10,229.85                   9,507.87
11/30/1998          11,423.75                  10,245.69
12/31/1998          13,017.10                  11,172.92
 1/31/1999          13,455.51                  11,675.70
 2/28/1999          12,383.65                  10,607.37
 3/31/1999          13,340.57                  10,985.00
 4/30/1999          13,872.71                  11,954.97
 5/31/1999          13,625.86                  11,974.10
 6/30/1999          14,903.15                  12,605.14
 7/31/1999          15,022.06                  12,215.64
 8/31/1999          14,919.53                  11,758.77
 9/30/1999          15,235.62                  11,985.72
10/31/1999          16,337.24                  12,292.55
11/30/1999          18,479.13                  13,591.87
12/31/1999          22,179.09                  15,986.76
 1/31/2000          21,633.01                  15,838.08
 2/29/2000          27,927.54                  19,523.61
 3/31/2000          25,551.01                  17,471.68
 4/30/2000          21,938.96                  15,707.04
 5/31/2000          19,337.93                  14,331.10
 6/30/2000          23,397.89                  16,182.68
 7/31/2000          21,152.78                  14,795.82
 8/31/2000          23,672.80                  16,352.34
 9/30/2000          22,477.94                  15,539.63
10/31/2000          20,010.12                  14,277.81
11/30/2000          16,003.54                  11,684.96
12/31/2000          17,425.36                  12,400.08
 1/31/2001          17,633.46                  13,403.25
 2/28/2001          15,433.43                  11,565.66
 3/31/2001          13,803.45                  10,514.34
 4/30/2001          15,698.64                  11,801.30
 5/31/2001          15,755.91                  12,075.09
 6/30/2001          16,042.64                  12,404.74
 7/31/2001          15,121.09                  11,346.62
 8/31/2001          14,224.44                  10,637.45
 9/30/2001          11,826.21                   8,921.63
10/31/2001          13,088.50                   9,779.89
11/30/2001          14,356.80                  10,596.51
12/31/2001          15,227.42                  11,256.68
 1/31/2002          14,545.51                  10,855.94
 2/28/2002          13,656.66                  10,153.56
 3/31/2002          14,688.98                  11,035.90
 4/30/2002          14,230.89                  10,797.53
 5/31/2002          13,474.47                  10,165.87
 6/30/2002          12,526.24                   9,303.81
 7/31/2002          10,774.10                   7,873.81
 8/31/2002          10,816.88                   7,869.87
 9/30/2002          10,317.90                   7,301.67
10/31/2002          10,702.17                   7,671.13
11/30/2002          11,286.93                   8,431.34
12/31/2002          10,666.88                   7,849.58
 1/31/2003          10,159.02                   7,636.07
 2/28/2003           9,878.20                   7,432.19
 3/31/2003          10,010.06                   7,544.42
 4/30/2003          10,713.68                   8,258.12
 5/31/2003          11,585.06                   9,188.81
 6/30/2003          11,814.96                   9,366.15
 7/31/2003          12,320.70                  10,074.23
 8/31/2003          13,232.99                  10,615.22
 9/30/2003          12,426.09                  10,346.65
10/31/2003          13,376.86                  11,240.60
11/30/2003          13,692.60                  11,607.05
12/31/2003          13,641.24                  11,659.28

Value on 12/31/03:
------------------
$13,641 Small Cap Growth Fund
$11,659 Russell 2000 (R) Growth Index

MORNINGSTAR CATEGORY+:

..    Small Growth

MORNINGSTAR RISK+:

..    Average (VL/VUL)
..    Average (VA)

MORNINGSTAR RATING+:

..    *** (VL/VUL)
..    ** (VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                                   % of
                                  Assets
                                  ------
Autodesk, Inc.                     2.3%
Medicinesco                        2.3%
General Probe, Inc.                2.3%
OSI Pharmaceuticals, Inc.          2.1%
Digital Insight Corp.              2.1%
ScanSource, Inc.                   2.0%
Affiliated Managers Group, Inc.    2.0%
Cost Plus, Inc.                    1.9%
Hot Topic, Inc.                    1.8%
Panera Bread Co.                   1.8%

AVERAGE ANNUAL TOTAL RETURNS *

                                            Russell
                            Small Cap       2000(R)
                           Growth Fund   Growth Index
                           -----------   ------------
1 Year                        27.88%        48.53%
3 Years                       -7.84         -2.03
5 Years                        0.94          0.86
Since Inception (5/1/96)       4.13          2.02

SECTOR/INDUSTRY ALLOCATION (as of December 31, 2003)

                          % of
                         Assets
                         ------
Information Technology    35.80%
Health Care               22.49%
Consumer Discretionary    18.04%
Industrials               10.43%
Financials                 7.47%
Energy                     3.44%
Telecommunication
Services                   1.39%
Materials                  0.95%

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Small-company investing entails special risks as outlined in the prospectus. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.

+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts, VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 338 VL/VUL subaccounts and 528 VA subaccounts in the Morningstar Small Growth category. This represents the Morningstar 3 year rating.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost (including $37,349 of
   securities loaned (Note B)) .....................................   $119,666
Net unrealized appreciation of investments .........................     24,996
Short-term investments at value ....................................     44,354
                                                                       --------
      Total investments ............................................    189,016
Receivable for:
   Investments sold ................................................        142
   Dividends .......................................................         44
                                                                       --------
Total assets .......................................................    189,202
                                                                       --------
LIABILITIES
Payables for:
   Fund shares purchased ...........................................      1,098
   Collateral for securities on loan ...............................     38,799
   Other liabilities ...............................................         28
                                                                       --------
Total liabilities ..................................................     39,925
                                                                       --------
Net assets .........................................................   $149,277
                                                                       ========
Shares of beneficial interest outstanding ..........................     14,349
                                                                       --------
Net asset value per share ..........................................   $  10.40
                                                                       ========
Composition of net assets:
   Capital paid-in .................................................   $223,754
   Accumulated net realized loss on investments,
      futures and foreign currency transactions ....................    (99,473)
   Net unrealized appreciation of investments ......................     24,996
                                                                       --------
Net assets .........................................................   $149,277
                                                                       ========

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
      Interest .....................................................   $    57
      Dividends ....................................................       252
      Securities lending ...........................................        64
                                                                       -------
Total investment income ............................................       373
                                                                       -------
EXPENSES
      Investment advisory fee ......................................     1,380
      Auditors fees ................................................        19
      Custodian fees ...............................................       124
      Legal fees ...................................................        20
      Printing & mailing fees ......................................        50
      Trustees' fees ...............................................         4
      Other fees ...................................................         6
                                                                       -------
Total expenses .....................................................     1,603
      Less expenses reimbursed ......................................      (86)
                                                                       -------
Net expenses .......................................................     1,517
                                                                       -------
Net investment loss ................................................    (1,144)
                                                                       -------
REALIZED AND UNREALIZED GAIN (LOSS)
   Net realized loss on investments ................................    (6,450)
   Change in unrealized appreciation
      on investments ...............................................    40,426
                                                                       -------
Net realized and unrealized gain ...................................    33,976
                                                                       -------
Net increase in net assets resulting from
   operations ......................................................   $32,832
                                                                       =======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

                                                                              Year Ended     Year Ended
                                                                             December 31,   December 31,
                                                                                 2003           2002
                                                                             ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment loss ...................................................     $ (1,144)      $ (1,224)
   Net realized loss .....................................................       (6,450)       (35,969)
   Change in net unrealized appreciation (depreciation) ..................       40,426        (17,803)
                                                                               --------       --------
      Net increase (decrease) in net assets resulting from operations ....       32,832        (54,996)
Distributions to shareholders from:
   Realized gains ........................................................       (2,029)
                                                                               --------
      Decrease in net assets resulting from distributions                        (2,029)
From fund share transactions:
   Proceeds from shares sold .............................................       49,341         60,295
   Distributions reinvested ..............................................        2,029
   Payment for shares redeemed ...........................................      (53,619)       (73,977)
                                                                               --------       --------
      Decrease in net assets from fund share transactions ................       (2,249)       (13,682)
                                                                               --------       --------
NET INCREASE (DECREASE) IN NET ASSETS ....................................       28,554        (68,678)
NET ASSETS
   Beginning of Period ...................................................      120,723        189,401
                                                                               --------       --------
   End of Period .........................................................     $149,277       $120,723
                                                                               ========       ========
Analysis of fund share transactions:
   Sold ..................................................................        5,339          6,154
   Reinvested ............................................................          197
   Redeemed ..............................................................       (5,826)        (7,603)
                                                                               --------       --------
Net decrease in fund shares outstanding ..................................         (290)        (1,449)
                                                                               ========       ========

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                              Small Cap Growth Fund
                                                             --------------------------------------------------------
                                                                             Year Ended December 31,
                                                             --------------------------------------------------------
                                                               2003        2002        2001        2000        1999
                                                             --------    --------    --------    --------    --------
Net Assets Value at Beginning of Period .................    $   8.25    $  11.77    $  13.47    $  19.12    $  12.99
Income from Investment Operations:
   Net Investment Loss ..................................       (0.09)      (0.11)      (0.08)      (0.02)      (0.21)
   Net Realized and Unrealized Gain (Loss) on
      Investments(a) ....................................        2.38       (3.41)      (1.62)      (4.16)       9.06
                                                             --------    --------    --------    --------    --------
   Total From Investment Operations .....................        2.29       (3.52)      (1.70)      (4.18)       8.85
Less Distributions:
   Distribution from Net Realized Gains on
      Investments .......................................       (0.14)                              (0.12)      (2.72)
   Distribution from Capital Paid-in ....................                                           (1.35)
                                                             --------                            --------    --------
   Total Distributions ..................................       (0.14)                              (1.47)      (2.72)
                                                             --------    --------    --------    --------    --------
Net Assets Value at End of Period .......................    $  10.40    $   8.25    $  11.77    $  13.47    $  19.12
                                                             ========    ========    ========    ========    ========
Total Investment Return(b) ..............................       27.88%     (29.95)%    (12.61)%    (21.43)%     70.38%
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net Assets ....        1.15%(d)    1.13%       0.91%(d)    0.82%       0.89%
   Ratio of Net Investment Loss to Average Net Assets ...       (0.87)%     (0.83)%     (0.55)%     (0.50)%     (0.70)%
   Portfolio Turnover Rate ..............................      108.43%      77.38%      91.48%(c)   97.73%     113.11%
Net Assets End of Period (000s Omitted) .................    $149,277    $120,723    $189,401    $234,542    $179,570

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c)  Excludes merger activity.

(d) Expense ratio is net of expense reimbursements. Had such reimbursements not been made the expense ratio would have been 1.22% and .94% for the years ended December 31, 2003 and 2001, respectively.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL CAP GROWTH FUND

                                                                        Market
            Name of Issuer                                     Shares    Value
            --------------                                    -------   -------
                                                                        (000's)
COMMON STOCK

Aerospace & Defense - 1.1%
   Engineered Support Systems, Inc. * .....................    29,750    $1,638
Air Freight & Couriers - 1.9%
   Forward Air Corp. * ....................................    39,250     1,079
   United Technologies Worldwide, Inc. ....................    44,250     1,679
                                                                         ------
                                                                          2,758
Airlines - 1.2%
   Airtran Holdings, Inc. * ...............................   102,200     1,216
   America West Holdings Corp. - Cl. B * ..................    51,850       643
                                                                         ------
                                                                          1,859
Automobiles - 1.4%
   Borg-Warner Automotive, Inc. ...........................    23,850     2,029
Banks - 4.4%
   East West Bancorp, Inc. * ..............................    32,800     1,761
   New North Nova Corp. Pennsylvania * ....................    35,384     1,254
   Southwest Bancorporation of Texas, Inc. * ..............    32,700     1,271
   Texas Regional Bancshares, Inc. ........................    28,480     1,054
   UCBH Holdings, Inc. ....................................    32,650     1,272
                                                                         ------
                                                                          6,612
Biotechnology - 5.5%
   Ciphergen Biosystems, Inc. * ...........................    66,750       750
   General Probe, Inc. * ..................................    90,500     3,301
   ILEX Oncology, Inc. * ..................................    72,500     1,541
   Xoma, Ltd. * ...........................................   397,900     2,626
                                                                         ------
                                                                          8,218
Chemicals - 0.9%
   Airgas, Inc. * .........................................    64,000     1,375
Commercial Services & Supplies - 6.5%
   Corporate Executive Board Co. * ........................    27,300     1,274
   Factset Research Systems, Inc. .........................    47,200     1,804
   Global Payments, Inc. ..................................    15,900       749
   Overnite Corp. * .......................................    46,950     1,068
   Stericycle, Inc. * .....................................    30,250     1,413
   Visx, Inc. * ...........................................    88,850     2,057
   Waste Connections, Inc. * ..............................    36,250     1,369
                                                                         ------
                                                                          9,734
Communications Equipment - 4.9%
   Advanced Fibre Communications, Inc. * ..................    54,100     1,090
   Foundry Networks, Inc. * ...............................    93,600     2,561
   McData Corp. * .........................................   112,650     1,074
   Remec, Inc. ............................................   129,750     1,091
   Tekelec, Inc. * ........................................    93,600     1,455
                                                                         ------
                                                                          7,271
Computers & Peripherals - 2.9%
   Digital River, Inc. * ..................................    65,700     1,452
   ScanSource, Inc. * .....................................    63,900     2,915
                                                                         ------
                                                                          4,367
Diversified Financials - 1.9%
   Affiliated Managers Group, Inc. * ......................    40,850    $2,843
Diversified Telecommunication Services - 1.3%
   Crown Castle International Corp. * .....................   181,800     2,005
Electronic Equipment & Instruments - 3.8%
   Advanced Energy Industries, Inc. * .....................    10,950       285
   Caliper Technologies Corp. * ...........................   127,050       836
   Checkpoint Systems, Inc. ...............................     7,700       146
   Imax Corp. * ...........................................   119,600       946
   Itron, Inc. * ..........................................    82,600     1,516
   Ixia * .................................................    11,050       129
   Trimble Navigation, Ltd. ...............................    49,700     1,851
                                                                         ------
                                                                          5,709
Energy Equipment & Services - 1.6%
   Hydril Co. * ...........................................    45,000     1,077
   West Hampshire Energy Services, Inc. * .................    83,750     1,357
                                                                         ------
                                                                          2,434
Finance - 0.0%
   Nelnet, Inc. - Cl. A * .................................     1,900        43
Health Care Equipment & Supplies - 4.1%
   Advanced Neuromodulation Systems .......................    26,924     1,238
   American Medical Systems Holdings * ....................    65,600     1,430
   Integra Lifesciences Corp. * ...........................    27,450       786
   Kyphon, Inc. * .........................................    59,950     1,489
   Respironics, Inc. * ....................................    25,350     1,143
                                                                         ------
                                                                          6,086
Health Care Providers & Services - 2.1%
   Advisory Co. * .........................................    37,600     1,313
   eResearch Technology, Inc. * ...........................    35,175       894
   Renal Care Group, Inc. * ...............................    22,450       925
                                                                         ------
                                                                          3,132
Hotels Restaurants & Leisure - 4.1%
   Cumulus Media, Inc. - Cl. A * ..........................    57,461     1,264
   Panera Bread Co. - Cl. A * .............................    67,400     2,665
   Rare Hospitality International, Inc. * .................    32,150       786
   Redeemable Robingourmet Burgers, Inc. ..................    45,050     1,371
                                                                         ------
                                                                          6,086
Insurance - 0.9%
   Arch Capital Group, Ltd. * .............................    33,000     1,315
Internet Software & Services - 5.1%
   Avocent Corp. * ........................................    55,746     2,036
   Digital Insight Corp. * ................................   123,750     3,082
   Packeteer, Inc. * ......................................    33,350       566
   Websense, Inc. * .......................................    65,400     1,912
                                                                         ------
                                                                          7,596
Machinery - 2.5%
   Clarcor, Inc. * ........................................    28,000     1,235
   ESCO Technologies, Inc. * ..............................    28,100     1,226

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL CAP GROWTH FUND

                                                                        Market
            Name of Issuer                                    Shares     Value
            --------------                                   -------   --------
                                                                       (000's)
COMMON STOCK - Continued

Machinery - Continued
   Graco, Inc. * .........................................    31,000   $  1,243
                                                                       --------
                                                                          3,704
Media - 2.1%
   Getty Images, Inc. * ..................................     8,000        401
   Interactive Data Corp. * ..............................     8,800        146
   Macrovision Corp. * ...................................    71,500      1,615
   Tivo, Inc. * ..........................................   126,700        938
                                                                       --------
                                                                          3,100
Multiline Retail - 2.4%
   Cost Plus, Inc. * .....................................    66,600      2,731
   Pacific Sunwear of California, Inc. * .................    38,474        812
                                                                       --------
                                                                          3,543
Oil & Gas - 1.7%
   Evergreen Resources, Inc. * ...........................    30,200        982
   Remington Oil & Gas Corp. * ...........................    79,150      1,558
                                                                       --------
                                                                          2,540
Pharmaceuticals - 8.2%
   Atrix Labs, Inc. * ....................................   105,650      2,540
   Eon Labs, Inc. * ......................................    13,950        711
   Esperion Therapeutics * ...............................    39,650      1,372
   Impax Laboratories, Inc. * ............................    78,150      1,124
   Medicinesco ...........................................   114,150      3,363
   OSI Pharmaceuticals, Inc. * ...........................    96,050      3,094
                                                                       --------
                                                                         12,204
Semiconductor Equipment & Products - 6.8%
   Artisan Components, Inc. ..............................   113,700      2,331
   Atmi, Inc. * ..........................................    21,500        498
   Conexant Systems, Inc. * ..............................   253,250      1,259
   FEI Co. * .............................................    70,800      1,593
   LTX Corp. * ...........................................   135,350      2,034
   Semtech Corp. * .......................................    50,300      1,143
   Skyworks Solutions, Inc. ..............................   154,300      1,342
                                                                       --------
                                                                         10,200
Software - 9.6%
   Autodesk, Inc. * ......................................   137,900      3,390
   Barra, Inc. ...........................................    35,100      1,246
   Borland Software Corp. * ..............................    39,700        386
   EPIQ Systems, Inc. * ..................................     8,400        144
   Hyperion Solutions Corp. * ............................    59,550      1,795
   Informatica Corp. .....................................   147,450      1,519
   Kronos, Inc. * ........................................     3,800        150
   Macromedia, Inc. * ....................................    64,700      1,154
   Open Solutions, Inc. * ................................       700         12
   Progress Software Corp. * .............................    63,100      1,291
   Safenet, Inc. * .......................................     4,200        129
   Tradestation Group, Inc. ..............................    53,350        473
   Transaction Systems Architects, Inc. - Cl. A * ........    24,350        551
   Verint Systems, Inc. * ................................    89,200   $  2,012
                                                                       --------
                                                                         14,252
Specialty Retail - 7.2%
   AC Moore Arts & Crafts, Inc. * ........................    41,700        803
   Aeropostale * .........................................    76,500      2,098
   AnnTaylor Stores Corp. ................................    24,700        963
   Dicks Sporting Goods, Inc. ............................    31,750      1,545
   Hollywood Entertainment Corp. * .......................    70,800        973
   Hot Topic, Inc. * .....................................    90,673      2,671
   Select Comfort Corp. * ................................    69,700      1,726
                                                                       --------
                                                                         10,779
Textiles & Apparel - 0.8%
   Quiksilver, Inc. * ....................................    69,400      1,230
                                                                       --------
      TOTAL COMMON STOCK-                                       96.9%   144,662

                                                               Par
                                                              Value
                                                             -------
                                                             (000's)

INVESTMENT COMPANIES HELD
AS COLLATERAL ON LOANED
SECURITIES - 26.0%
   State Street Navigator Securities Lending
      Portfolio ..........................................   $38,799     38,799

SHORT-TERM INVESTMENTS - 3.7%
   Investment in joint trading account
      (Note B)
      1.061% due 01/02/04 ................................     5,555      5,555
                                                             -------   --------
            TOTAL INVESTMENTS- ...........................     126.6%   189,016
         Payables, less cash and receivables- ............     (26.6)%  (39,739)
                                                             -------   --------
               NET ASSETS- ...............................     100.0%  $149,277
                                                             =======   ========

*    Non-income producing security.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST 1

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE A--ORGANIZATION

     John Hancock Small Cap Growth Fund (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Common stocks and other such securities traded on national exchanges are normally valued on the basis of closing prices. Securities traded in the over-the-counter market and securities with no sales on the day of valuation are normally valued at their last available bid price.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Investment securities for which no current market quotations are readily available, including certain foreign securities, when held by the Fund, are valued at fair value as determined in good faith by the Board of Trustees. Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint trading account: Pursuant to an exemptive order issued by the Securities and Exchange Commission, the order permits the Fund to pool daily uninvested cash balances into a joint account for the purpose of investing the cash balances in short-term repurchase agreements, commercial paper and other short-term investments which in no event will have a maturity in excess of 7 days. Joint account holdings as of December 31, 2003 are as follows:

Name of Issuer                                           Market Value
--------------                                           ------------
Alpine Securitization Corp., 1.12%, due 01/07/04            $29,995
Alpine Securitization Corp., 1.12%, due 01/06/04             19,998
Barclays US Fund, 1.10%, due 01/05/04                        29,997
Cargill Asia Pacific, 1.06%, due 01/02/04                    20,000
Cargill Asia Pacific, 1.05%, due 01/02/04                    25,000
Danske Corp., 1.07%, due 01/05/04                            49,996
Greenwich CPL Holding Funding, 0.95%, due 01/02/04           17,654

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

Name of Issuer                                           Market Value
--------------                                           ------------
Merrill Lynch & Co., Inc., 1.04%, due 01/05/04             $ 18,838
Merrill Lynch & Co., Inc., 1.05%, due 01/06/04               31,156
Mortgage Int. Networking, 0.98%, due 01/02/04                50,000
Three Pillars Funding Corp., 1.08%, due 01/06/04             49,994
UBS Finance LLC, 1.02%, due 01/02/04                          3,917
UBS Finance LLC, 1.05%, due 01/02/04                          4,088
UBS Finance LLC, 0.96%, due 01/02/04                         35,000
                                                           --------
   Joint Trading Account Totals                            $385,633
                                                           ========

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations.

     The Fund had borrowings under the line of credit during the year ended December 31, 2003 as follows:

 Average Daily Loan Balance
During the Period for which   Weighted Average
   Loans were Outstanding       Interest Rate    Interest Expense
---------------------------   ----------------   ----------------
            $278                    1.58%              $--

     Securities lending: The Fund has entered into an agreement with SSBT to lend its securities to certain qualified brokers who pay the Fund's negotiated lender fees. This loan is collateralized at all times with cash or securities with a market value at least equal to the market value of the securities on loan. Cash collateral is invested in a short-term instrument. As with other extensions of credit, the Fund may bear the risk of delay of the loaned securities in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. At December 31, 2003, the market value of the securities loaned and the market value of the collateral for the Fund was as follows:

Value of Securities Loaned   Value of Collateral
--------------------------   -------------------
          $37,349                  $38,799

     Financial futures contracts: The Fund may buy and sell financial futures contracts to hedge against the effects of fluctuations in interest rates and other market conditions. At the time the Fund enters into a financial futures contract, it will be required to deposit with its custodian a specified amount of cash or U.S. government securities, known as "initial margin". Each day, the futures contract is valued at the official settlement price of the Chicago Board of Trade or U.S. commodities exchange. Daily adjustments, called variation margin, arising from this "mark to market", are recorded by the Fund as unrealized gains or losses.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     When the contracts are closed, the Fund recognizes a gain or a loss. Risks of entering into futures contracts include the possibility that there may be an illiquid market and/or that a change in the value of the contract may not correlate with changes in the value of the underlying securities. In addition, the Fund could be prevented from opening or realizing the benefits of closing out futures positions because of position limits or limits on daily price fluctuations imposed by an exchange. At December 31, 2003, the Fund had no open financial futures contracts.

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had approximate net tax basis capital loss carryforwards, which may be applied against any net taxable gains, as follows: $2,089, $10,299, $43,738, $35,469 and $7,507 which expire in 2007,
2008, 2009, 2010 and 2011, respectively.

     Included in the above, certain losses may be limited under sections 382 - 384 of the Internal Revenue Code, as amended.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH
AFFILIATES--Continued

Hancock. For its services, John Hancock receives monthly compensation at the rate of 1.05% on an annual basis of the Fund's net assets.

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the year ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $86 to the Fund.

     John Hancock has entered into a Sub-Advisory Agreement with John Hancock Advisers, with respect to the Fund. John Hancock Advisers is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
 $138,858         $145,823

The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, commercial paper and collateral held for securities lending) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
 $164,391       $28,438       $(3,813)         $24,625

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax returns.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations. As a result, net investment income (loss) and net realized gain
(loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These differences primarily relate to certain securities sold at a loss. Additionally, as a result, net investment income (loss) and net realized gain (loss) or investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
  Ordinary      Net Long-Term    Capital Loss   Net Unrealized
   Income       Capital Gain    Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--             $--           $99,102          $24,625

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from
Year    Ordinary Income     Long-Term Capital Gain   Return of Capital
----   ------------------   ----------------------   -----------------
2003           $--                    $--                  $2,029
2002            --                     --                      --

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                             Disinterested Trustees

                                   Positions Held         Principal Occupation(s)
Name, Address and Age                With Trust           During Past Five Years
--------------------------------   --------------   -----------------------------------
Elizabeth G. Cook (age 66)             Trustee      Expressive Arts Therapist, Dana-
c/o John Hancock Variable Series                    Farber Cancer Institute; President,
Trust I                                             The Advertising Club of Greater
John Hancock Place                                  Boston
Boston, Massachusetts 02117

Diane C. Kessler (age 57)              Trustee      Executive Director, Massachusetts
c/o John Hancock Variable Series                    Council of Churches
Trust I
John Hancock Place
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

                        Disinterested Trustees--Continued

                                        Positions Held               Principal Occupation(s)
Name, Address and Age                     With Trust                 During Past Five Years
--------------------------------   ------------------------   ------------------------------------
Robert Verdonck (age 58)                    Trustee           President and Chief
c/o John Hancock Variable Series                              Executive Officer, East Boston
Trust I                                                       Savings Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)               Trustee           Associate Professor and Graduate
c/o John Hancock Variable Series                              Dean, The Graduate School of the
Trust I                                                       Wallace G. Carroll School of
John Hancock Place                                            Management, Boston College
Boston, Massachusetts 02117

          Trustees Affiliated with the Trust and Officers of the Trust

                                        Positions Held               Principal Occupation(s)
Name, Address and Age                     With Trust                 During Past Five Years
--------------------------------   ------------------------   ------------------------------------
Michele G. Van Leer* (age 46)        Chairman and Trustee     Senior Vice President, Product
John Hancock Place                                            Management, John Hancock Life
Boston, Massachusetts 02117                                   Insurance Company; Vice Chairman,
                                                              President & Director, John Hancock
                                                              Variable Life Insurance Company

Kathleen F. Driscoll* (age 47)     Vice Chairman, President   Senior Vice President, Signator
John Hancock Place                       and Trustee          Brokerage, John Hancock Life
Boston, Massachusetts 02117                                   Insurance Company; Vice President
                                                              Corporate Communications, John
                                                              Hancock Life Insurance Company

Jude A. Curtis (age 45)               Compliance Officer      Vice President and Chief Investment
John Hancock Place                                            Compliance Officer, John Hancock
Boston, Massachusetts 02117                                   Life Insurance Company; formerly
                                                              Second Vice President and Counsel,
                                                              Office of Business Conduct; John
                                                              Hancock Life Insurance Company;
                                                              formerly a Partner at Hale and Dorr
                                                              LLP (law firm)

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                        Positions Held               Principal Occupation(s)
Name, Address and Age                     With Trust                 During Past Five Years
--------------------------------   ------------------------   ------------------------------------
Janet Wang (age 35)                  Assistant Compliance     Compliance Specialist, John
John Hancock Place                         Officer            Hancock Life Insurance Company
Boston, Massachusetts 02117

Raymond F. Skiba (age 58)                  Treasurer          Director of Fund Operations, John
John Hancock Place                                            Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)             Assistant Treasurer     Manager of Fund Operations, John
John Hancock Place                                            Hancock Life Insurance Company
Boston, Massachusetts 02117

Karen Q. Visconti (age 50)                Secretary           Director, Product & Market
John Hancock Place                                            Management, John Hancock Life
Boston, Massachusetts 02117                                   Insurance Company

Arnold R. Bergman (age 53)            Assistant Secretary     Senior Counsel, Law Department,
John Hancock Place                                            John Hancock Life Insurance
Boston, Massachusetts 02117                                   company; formerly Vice President,
                                                              General Counsel and Secretary, First
                                                              Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Small Cap Growth Fund (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Small Cap Growth Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

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